Exhibit 99(j)


                    FIRST AMENDMENT TO DISTRIBUTOR AGREEMENT


     FIRST  AMENDMENT  TO  DISTRIBUTOR  AGREEMENT  entered into this 24th day of
September, 2002, by and between NETSTAR2000, INC., a Nevada corporation, (hereinafter, "NETSTAR2000"), and FIRSTCDP, INC. ("FIRSTCDP"), a Nevada corporation.

     WHEREAS, the parties desire to amend the Distributor Agreement dated July 12, 2002 to change the Territory as defined in that agreement.

     NOW, THEREFORE, the parties amend the agreement as follows:

                             APPENDIX B - TERRITORY

     1. Area shall include sales through FirstCDP's internet website to individual end-users or persons residing in any location.

     The agreement, as amended, shall remain in full force and effect.


NETSTAR2000, INC.

By: /s/ Rodger Spainhower
-----------------------------
Name: Rodger Spainhower
Title: Authorized Signatory


DISTRIBUTOR

FirstCDP, Inc.

By: /s/ Jonathan A. Firestein
-----------------------------
Name: Jonathan A. Firestein
Title: President